UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2016

SILVER RUN ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37697 (Commission File Number)	47- 5381253 (I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 1450

Houston, TX, 77002

(address of principal executive offices)
(zip code)

(713) 357-1400
(Registrant’s telephone number, including area code)

  Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 22, 2016, Silver Run Acquisition Corporation (“Silver Run”) announced that, subject to certain conditions, including approval of the Silver Run stockholders, Silver Run has agreed to acquire a controlling interest in Centennial Resource Production, LLC, an independent oil and natural gas company located in the core of the Southern Delaware Basin. On July 6, 2016, New Centennial, LLC (“New Centennial”) an affiliate of Riverstone Holdings LLC (“Riverstone”) entered into a definitive agreement to purchase an approximate 89% interest in Centennial from funds controlled by and affiliates of NGP Energy Capital Management, L.L.C. Under the terms of this definitive agreement, New Centennial may assign its rights and obligations to purchase the interest in Centennial to Silver Run. On July 21, 2016 New Centennial agreed to assign, and Silver Run agreed to assume, its right to purchase the interest in Centennial, subject to the satisfaction of certain conditions.

On July 22, 2016, Silver Run made available information regarding the proposed transaction in a webcast in connection with the business combination. A copy of the transcript of the webcast is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Transcript of investor webcast dated July 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Run Acquisition Corporation

Date: July 22, 2016	By:	/s/ Stephen S. Coats
	Name:	Stephen S. Coats
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Transcript of investor webcast dated July 22, 2016.